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                                                                     EXHIBIT 4.1

                             REGISTRATION AGREEMENT

         REGISTRATION AGREEMENT, dated as of September 30, 2003, between US DATA WORKS, INC. a Nevada corporation (the "Company"), and ACI Communications Holdings, Inc., a California corporation (collectively, the "Purchasers").


                                   WITNESSETH

         Purchasers are acquiring from the Company shares of Common Stock and warrants (the "Warrants") relating to the Common Stock of the Company pursuant to the terms of a Common Stock Purchase and Warrants Agreement and Common Stock Purchase Warrant both which are entered into as of even date ( collectively the "Purchase Agreement"). The Shares (as defined below) will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended. As a result, there will be substantial restrictions on the ability of the Holders (as defined below) to sell the Shares in the absence of registration under the Securities Act of 1933 and applicable state securities laws. In order to enable the Holders to sell all or a portion of the Shares, the Company has agreed to the terms of this Agreement.

         NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1.       REGISTRATION

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Blackout Period" means any period: (i) beginning on the date on which the Company notifies the Holders in writing that the Board of Directors of the Company, in its good faith judgment, has determined that the Company proposes to engage in a material acquisition, consolidation, tender offer or other material transaction, including a primary underwritten offering of its securities, in each case not in the ordinary course of business, such that registration or qualification of the Registrable Securities would have a material adverse effect on the Company and its shareholders, and (ii) ending as promptly as practicable but in any event not more than 90 days after the date on which the Company notifies the Holders of the Board of Directors' determination.

                  (c) The terms "Closing" and "Closing Date" have the meanings ascribed to such terms in the Agreement.

                  (d) The term "Common Stock" has the meaning ascribed to such term in the Agreement.

                  (e) The term "Effectiveness Due Date" means, with respect to a registration statement filed or to be filed by the Company pursuant to Section
1.3 to register Registrable Securities for resale under the Act, the date that is five (5) business days after the date on which


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the SEC informs the Company (orally or in writing, whichever is earlier) that such registration statement will not be reviewed, or will not be subject to further review, by the SEC.

                  (f) The term "Holders" means those persons owning or having the right to acquire Registrable Securities.

                  (g) The term "Maximum Includable Securities" means the maximum number of shares of each type or class of the Company's securities that a managing or principal underwriter, in its good faith judgment, deems practicable to offer and sell at that time in a firm commitment underwritten offering without materially and adversely affecting the price of the securities of the Company to be offered. When more than one type or class of the Company's securities are to be included in a registration, the managing or principal underwriter of the offering shall designate the maximum number of each such type or class of securities that is included in the Maximum Includable Securities.

                  (h) The term "NASD" means the National Association of Securities Dealers, Inc.

                  (i) The terms "register," "registered" and "registration" each refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (j) The term "Registrable Security" refers to: (i) all of the Shares issuable pursuant to the terms of the Purchase Agreement or the exercise of the Warrants, and (ii) any shares of Common Stock or other securities of the Company that may be issued or issuable with respect to the Shares as a result of a stock split or dividend or any securities into which the Shares may thereafter be changed as a result of merger, consolidation, recapitalization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (1) distributed to the public pursuant to an offering registered under the Act, (2) sold to the public in compliance with Rule 144 (as defined below) or (3) eligible for sale without restriction under Rule 144(k) under the Act.

                  (k) The term "Rule 144" means Rule 144 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation thereafter adopted by the SEC.

                  (l) The term "Rule 415" means Rule 415 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation thereafter adopted by the SEC.

                  (m) The term "SEC" means the Securities and Exchange
Commission.

                  (n) The term "Securities" has the meaning ascribed in such term in the Purchase Agreement.

                  (o) The term "Shares" means the purchased shares of Common Stock under the Purchase Agreement and the Warrant Shares.

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                  (p) The term "1934 Act" means the Securities Exchange Act of
1934, as amended.

                  (q) The term "Warrants" has the meaning ascribed to such term in the Purchase Agreement.

                  (r) The term "Warrant Shares" has the meaning ascribed to such term in the Purchase Agreement.

         1.2      SHELF REGISTRATION.

                  (a) If the Company elects, at its sole option, to file a registration statement on Form S-3 that covers the resale of some or all of the Holders' Registrable Securities in an offering to be made on a continuous basis pursuant to Rule 415, the Company shall provide each Holder written notice thereof at least 20 days before filing such registration statement with the SEC. The Company shall thereupon include in such filing (and any related filing or qualification under blue sky laws or other state securities laws) all of the Registrable Securities for which registration is made available.

                  (b) Notwithstanding the foregoing, if the Company shall furnish to Holders participating in the registration pursuant to this Section
1.2 a certificate signed by the President of the Company stating that a Blackout Period is in effect, the Company shall have the right to cause all sales to be delayed during the term of such Blackout Period; PROVIDED, HOWEVER, that the Company may utilize such deferral (including any such deferral that may be declared pursuant to Section 1.3(b)) not more than once in any 12-month period.

                  (c) The Company may propose to include additional shares of Common Stock or other securities to be sold by the Company and/or by other holders of Common Stock or other securities (the "Additional Securities") in any registration statement to be filed pursuant to this Section 1.2.

                  (d) The Holders shall have the right to select the underwriter or underwriters, if any, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed, that will undertake the sale and distribution from time to time of the Registrable Securities included in a registration statement filed under the provisions of this Section 1.2.

         1.3      DEMAND REGISTRATIONS.

                  (a) Unless the shelf registration contemplated by Section 1.2 or the piggy-back registration contemplated by Section 1.4 has been filed and declared effective by the SEC, covers all then outstanding Registrable Securities and is then currently in effect, then the Company shall, at the request of the Holders of at least 250,000 shares of Registrable Securities, prepare and use its commercially reasonable efforts to file with the SEC as promptly as practicable, but in any event within 45 days of such request, a registration statement on Form S-3 covering the resale of the Registered Securities requested to be covered by such demand. The Company shall use its commercially reasonable efforts to cause such registration statement to be filed not later than 45 days following the receipt of the notice of demand for registration under


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this Section 1.3, and shall use its commercially reasonable efforts to cause such registration statement to be declared effective under the Act (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 12d1-2 promulgated under the 1934 Act) as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Due Date, and to keep such registration statement continuously effective under the Act until the date on which all Registrable Securities covered by such registration statement have been sold or cease to be Registrable Securities, or such earlier time that the Holders may sell all their Registrable Securities within a single 90-day period under Rule 144 (such period, the "Effectiveness Period"); provided that the Company shall provide the Holders with written notice of its intent to terminate the effectiveness of such registration statement not fewer than three
(3) business days prior to such termination. Notwithstanding the foregoing, if at the time the Holders deliver to the Company a notice requesting registration of Registrable Securities pursuant to this Section 1.3(a) the Holders are able to sell pursuant to Rule 144, within the 90 day period commencing on the date that the demand notice is received by the Company, all of the Registrable Securities that are then not covered by an effective registration statement, then the Company shall not be required to file a registration statement pursuant to this Section 1.3 in response to such demand, and such request shall not be deemed a demand registration for purposes of Section 1.3(f) of this Agreement.

                  (b) Notwithstanding the foregoing, if the Company shall furnish to Holders participating in the registration pursuant to this Section
1.3 a certificate signed by the President of the Company stating that a Blackout Period is in effect, the Company shall have the right to defer such filing or sales under the registration statement filed pursuant to this Section 1.3 during the term of such Blackout Period; PROVIDED, HOWEVER, that the Company may utilize such deferral (including any such deferral that may be declared pursuant to Section 1.2(b)) not more than once in any 12-month period.

                  (c) If, at any time during the Effectiveness Period, the Company is not eligible to register its securities on Form S-3, the Company shall prepare and file a registration statement on Form S-1 or S-2 (or other available form for the general registration of securities) as may be necessary to register all Registrable Securities in accordance with the terms and conditions set forth in this Section 1.3.

                  (d) The Company may propose to include Additional Securities in any registration statement to be filed pursuant to this Section 1.3. The Holders shall have the right to reduce the number of Additional Securities requested to be registered by the Company pursuant to this Section 1.3(d) (including, if necessary, to zero) if, in the good faith opinion of the underwriter or underwriters of such offering, the inclusion of such Additional Securities would materially and adversely affect the marketability or price of the Registrable Securities to be offered by the Holders in such registration.

                  (e) The Holders shall have the right to select the underwriter or underwriters, if any, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed, that will undertake the sale and distribution from time to time of the Registrable Securities included in a registration statement filed under the provisions of this Section 1.3.

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                  (f) The Company shall be obligated to effect only one (1) such demand registrations pursuant to this Section 1.3.

                  (g) The Holders of Registrable Securities may withdraw their demand for any proposed offering pursuant to a demand registration by giving written notice from a majority of such Holders to the Company of their election to withdraw prior to the effectiveness of the registration statement with the SEC. If such withdrawing Holders pay all registration expenses incurred in connection with such demand registration, then no demand registration shall be deemed to have been made for purposes of Section 1.3(f). If such withdrawing Holders do not pay all registration expenses set forth in Section 1.7 of this Agreement incurred by the Company in connection with such demand registration, then such withdrawn registration shall be deemed a demand registration for purposes of Section 1.3(f) above.

         1.4      PIGGY-BACK REGISTRATION RIGHTS.

                  (a) If at any time the Company proposes to file on its behalf and/or on behalf of any of its securityholders a registration statement under the Act on Form S-1, S-2 or S-3 (or any other appropriate form that may be used for the registration of Registrable Securities) with respect to any of its capital stock or other securities, the Company shall give each Holder written notice (which notice shall include a list of jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price and the plan of distribution) at least 20 days before the filing with the SEC of such registration statement. If any Holder desires to have Registrable Securities registered pursuant to this Section 1.4, such Holder shall so advise the Company in writing within 10 days after the date of receipt of such notice from the Company (the "Participation Notice"). The Company shall thereupon include in such filing (and any related filing or qualification under blue sky laws or other state securities laws) the number of Registrable Securities for which registration is so requested, subject to its right to reduce the number of Registrable Securities as hereinafter provided, and shall use its commercially reasonable efforts to effect registration under the Act of such Registrable Securities on the same terms and conditions as any similar securities of the Company included therein.

                  (b) the Holders participating in such piggy-back registration shall pay any additional registration fee, payable to the SEC in accordance with Rule 457(c) under the Act, incurred as a result of the inclusion of Registrable Securities on such registration statement. Notwithstanding the foregoing, the Company shall not be required to provide notice of filing of a registration statement and to include therein any Registrable Securities if the proposed registration is:

                           (i) a registration of stock options, stock purchases
or compensation or incentive plans, or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan on Form S-8, or other comparable form then in effect; or

                           (ii) a registration of securities proposed to be
issued in exchange for securities or assets of, or in connection with, a merger or consolidation with another corporation.

                  (c) In the event the offering in which any Holder's Registrable Securities to


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be included pursuant to this Section 1.4 is to be underwritten, the Company shall furnish the Holders with a written opinion of the managing or principal underwriter as to the Maximum Includable Securities as promptly as practicable, but in any event within 10 business days after the Company's receipt of Holder's Participation Notice. If the total number of securities proposed to be included in such registration statement exceeds the Maximum Includable Securities, the number of securities to be included within the coverage of such registration statement shall be reduced to the Maximum Includable Securities as follows:

                           (i) no reduction shall be made in the number of
shares of capital stock or other securities to be registered for the account of the Company in a primary offering of securities; and

                           (ii) the number of Registrable Securities and other
securities that may be included in the registration, if any, shall be allocated among the Holders of Registrable Securities and holders of other securities (the "Other Holders") requesting inclusion on a pro rata basis, with the number of each type or class of securities of each Holder and Other Holder thereof included in the registration to be that number determined by multiplying (A) the total number of such type or class of security included in the Maximum Includable Securities less (B) the number of such type or class of security to be registered for the account of the Company, by a fraction, the numerator of which will be the total number of such type or class of security that such Holder or Other Holder owns, and the denominator of which will be the total number of such type or class of security owned by all Holders and Other Holders that have requested inclusion of such type or class of security in the registration.

                  (d) The Company shall, in its sole reasonable discretion, select the underwriter or underwriters, if any, that are to undertake the sale and distribution of the Registrable Securities to be included in a registration statement filed under the provisions of this Section 1.4.

                  (e) The right to registration provided in this Section 1.4 is in addition to and not in lieu of the shelf registration that the Company may effect pursuant to Section 1.2 or any demand registration that the Company is required to effect pursuant to Section 1.3; PROVIDED, HOWEVER, that in the event a Holder elects to participate in a registration pursuant to this Section 1.4 to register Registrable Securities already covered by an effective registration statement filed pursuant to Section 1.2 or 1.3 of this Agreement, then such Holders shall be entitled to participate in such registration pursuant to this
Section 1.4 only if (i) such Holder pays the registration filing fee applicable to such Registrable Securities to be included in the registration statement filed pursuant to this Section 1.4, and such other registration fees and expenses (including reasonable attorney's fees) otherwise payable by the Company pursuant to Section 1.7 to the extent such fees were incurred and paid by the Company in connection with the effective registration statement covering such Registrable Securities, (ii) such registration statement to be filed pursuant to this Section 1.4 is in connection with an underwritten offering and (iii) the Registrable Securities to be covered in such registration are not already covered by a registration statement in connection with an underwritten offering.

                  (f) Any or all of the Holders of Registrable Securities may withdraw such Holder's request for inclusion of Registrable Securities in any piggy-back registration under this


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Section .4 by giving written notice to the Company of their election to withdraw prior to the effectiveness of the registration statement with the SEC. The Company may also elect to withdraw a registration statement filed pursuant to this Section 1.4 at any time prior to the effectiveness of such registration statement; PROVIDED, HOWEVER, that the Company shall pay all registration expenses incurred in connection with such piggy-back registration as provided in
Section 1.7 (including refunding any SEC registration fees paid by participating Holders pursuant to Section 1.4(a)).

         1.5 OBLIGATIONS OF THE COMPANY. Whenever effecting the registration of any Registrable Securities under Section 1.2, Section 1.3 or Section 1.4, the Company shall, as promptly as practicable:

                  (a) Before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such registration statement, the underwriters, if any, and their respective counsel, copies of all such documents proposed to be filed, which documents shall be made available for prior review by such Holders, underwriters and their respective counsel, and make such changes in such documents relating to such Holders or underwriters prior to the filing thereof as such Holders, underwriters and their respective counsel may reasonably request; PROVIDED, HOWEVER, that: (i) the Company shall not file any such registration statement or any amendment, prospectus or supplement thereto to which the Holders of a majority in number of the Registrable Securities covered by such registration statement shall reasonably object with respect to information furnished expressly for use in connection with such registration by such Holders, which objection shall be provided by such Holders to the Company within three business days after such Holders receive any such document, and
(ii) with respect to any underwritten offering in which such Holders are subject to indemnification obligations under any applicable underwriting agreement, the Company shall not file any such registration statement or any amendment, prospectus or supplement thereto to which the Holders of a majority in number of the Registrable Securities covered by such registration statement or the underwriters shall reasonably object, which objection if any shall be provided by such Holders or such underwriters to the Company within three business days after such Holders or underwriters, as the case may be, receive any such document.

                  (b) Prepare and file with the SEC a registration statement on such form as necessary to register and qualify the Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective but in any event, with respect to a demand registration required pursuant to Section 1.3, within the time periods with respect to filing and effectiveness of such registration statement as set forth in Section 1.3(a).

                  (c) Notify the Holders promptly after the Company has received notice of the time when a registration statement has become effective or any supplement to any prospectus forming a part of such registration statement has been filed.

                  (d) Prepare and file with the SEC, and promptly notify the Holders of the filing of, such amendments and supplements to any registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration


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statement.

                  (e) Advise each Holder promptly after it has received notice or obtained knowledge thereof of the issuance of any stop order by the SEC suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  (f) Furnish to the Holders and the underwriters, if any, without charge, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, any supplement or amendment thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (g) At the request of any Holder, furnish to such Holder and to each managing underwriter, without charge, at least one manually signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

                  (h) Notify the Holders and the underwriters, if any, promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (i) Use its commercially reasonable efforts to register and qualify the Registrable Securities covered by the applicable registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, the underwriters, if any, and their respective counsel; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to become subject to tax liability in any such states or jurisdictions.

                  (j) Use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof and the underwriters, if any, to consummate the disposition of such Registrable Securities.

                  (k) Enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of Registrable Securities, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the
underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in such underwritten offerings;

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                           (ii) obtain opinions of counsel to the Company and
updates thereof (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to the underwriters, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in such underwritten offerings and such other matters as may be reasonably requested by such underwriters;

                           (iii) obtain "comfort letters" and updates thereof
from the Company's independent certified public accountants addressed to the underwriters, if any; such letters shall be in customary form and covering matters of the type customarily covered in "comfort letters" to underwriters in connection with such underwritten offerings;

                           (iv) if an underwriting agreement is entered into,
enter into customary indemnification and contribution provisions and procedures as the underwriters shall reasonably request with respect to all parties to be indemnified pursuant to Section 1.8; and

                           (v) deliver such documents and certificates as may be
reasonably requested by the underwriters, if any, to evidence compliance with
Section 1.5(m) below and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  (l) Notify the Holders and the underwriters, if any, promptly of the existence of any fact or the happening of any event as a result of which any registration statement filed pursuant to Section 1.2, Section 1.3 or Section 1.4, any prospectus contained therein or any document incorporated therein by reference contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (m) Prepare and promptly file with the SEC, and promptly notify such Holders of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus must be amended in order that it does not make any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (n) In case any Holder or any underwriter for any such Holder is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus as may be necessary to permit compliance with the requirements of the Act.

                  (o) If any similar securities of the Company are then listed on the American Stock Exchange or any other securities exchange, or are qualified and eligible for trading in any automated quotation system, the Company will cause all such Registrable Securities covered by such registration statement to be listed the American Stock Exchange or such other securities exchange, and to be qualified and eligible for trading in such automated quotation system.

                  (p) If reasonably requested by the underwriters or a Holder of Registrable


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Securities being sold in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such necessary information as the underwriters or the Holders of a majority in number of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to underwriters, the purchase price being paid therefor by any underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (q) Cooperate with the Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters may request at least 2 business days prior to any sale of Registrable Securities to the underwriters.

                  (r) Otherwise comply with all applicable rules and regulations of the SEC, and, once initiated by the Company, thereafter make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 of the SEC promulgated thereunder (or any successor rule or regulation hereafter adopted by the SEC), no later than 30 days after the end of any 12-month period (or 45 or 90 days if the end of such 12-month period coincides with the end of a fiscal quarter or fiscal year, respectively, of the Company, or such shorter period as the SEC shall require from time to time with respect to the filing by a reporting company of such documents on Forms 10-Q or 10-K, respectively): (i) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first month commencing after the effective date of the registration statement, which statements shall cover said 12-month periods.

                  (s) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

                  (t) Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the selling Holders of Registrable Securities and to the underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document with respect to the Holders or the underwriters, if any, prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request.

                  (u) In the event of any underwritten public offering, if requested to do so by the underwriters managing such offering, enter into a customary holdback agreement related to such offering.

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                  (v) Provide a transfer agent and registrar for all Registrable
Securities sold under the registration statement not later than the effective date of the registration statement.

         1.6 OBLIGATIONS OF HOLDERS. Each of the selling Holders shall:

                  (a) Furnish to the Company such information regarding themselves, the Registrable Securities held by them, the intended method of sale or other disposition of such securities if the registration is pursuant to
Section 1.3, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition if the registration is pursuant to Section 1.3, and such other information as may reasonably be required to effect the registration of their Registrable Securities.

                  (b) Notify the Company, at any time when a prospectus relating to Registrable Securities covered by a registration statement is required to be delivered under the Act, of the existence of any fact or the happening of any event with respect to such selling Holder as a result of which information provided by such Holder expressly for use in the prospectus included in such registration statement, as then in effect, causes such prospectus to include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (c) In the event of any underwritten public offering, each Holder participating in such underwriting shall enter into and perform its obligations under the underwriting agreement for such offering, and if requested to do so by the underwriters managing such offering, each Holder shall enter into a customary holdback agreement.

         1.7 EXPENSES OF REGISTRATION. The Company shall bear and pay all fees and expenses incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, Section 1.3 and Section 1.4, including (without limitation) the fees and disbursements of underwriters (other than underwriting discounts and commissions with respect to Registrable Securities included in such registration). Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) The Company will indemnify and hold harmless, to the full extent permitted by law, each Holder, the officers, directors, employees, affiliates and agents of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (each, an "Indemnified Holder"), against any losses, claims, damages and liabilities (joint or several), and expenses (including costs of investigation and legal expenses) incurred in connection with investigating, preparing or defending against such losses, claims, damages and liabilities (collectively, "Losses") to which such Indemnified Holder may become subject under the Act, the 1934 Act, or other federal, state, local, foreign or other law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such Loss to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Indemnified Holder, or (ii) the failure of such Indemnified Holder to deliver a copy of the registration statement or the prospectus, or any amendments or supplements thereto, after the Company has furnished such person with a sufficient number of copies of the same.

                  (b) Each selling Holder will indemnify and hold harmless, to the full extent permitted by law, the Company and each of its officers, directors, employees, affiliates and agents, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, a "Company Indemnitee"), against any Losses to which any such Company Indemnitee may become subject under the Act, the 1934 Act, or other federal, state, local, foreign or other law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein contained, a Holder's indemnity obligation, in such person's capacity as a Holder, shall be limited to the net proceeds received by such Holder from the offering out of which the indemnity obligation arises.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnified party, except that such fees and expenses shall be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceedings. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not otherwise relieve it of any liability that it may have to any indemnified party under this Section 1.8.

                  (d) If the indemnification provided for in this Section 1.8 is unavailable to an indemnified party under Section 1.8(a) or Section 1.8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company Indemnities, on the one hand, and of the Indemnified Holders, on the other hand, in connection with the statements or omissions that resulted in such Losses, or (ii) if the allocation provide in clause (i) is not then permitted under applicable law, in such proportion as is appropriate to reflect the relative fault of the Company Indemnities, on the one hand, and of the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company Indemnities, on the one hand, and of the Indemnified Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Indemnities or by the Indemnified Holders and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 1.8(d), no underwriter shall be required to contribute any amount of excess of the amount of which the total net proceeds received by such underwriter from the sale of the Registrable Securities underwritten by it exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such Violation, and a Holder shall not be required to contribute any amount in excess of the amount by which the total net proceeds received by such Holder from the sale of the Registrable Securities exceeds the amount of any damages which such Holder, or its affiliated Holders, has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holder's obligations to contribute pursuant to this Section 1.8 are several in the proportion that the net proceeds of the offering received by such Holder bears to the total net proceeds of the offering received by all the Holders, and not joint.

                  (e) The indemnification provided by this Section 1.8 shall be a continuing right to indemnification and shall survive the registration and sale of any of the Registrable Securities hereunder and the expiration or termination of this Agreement.

         1.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144, the Company agrees to use commercially reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, as long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.       MISCELLANEOUS

         2.1 NO INCONSISTENT AGREEMENTS. The Company shall not on or after the date of this Agreement enter into any other agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders or otherwise conflicts with the provisions of this Agreement.

         2.2 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. Except as may be required by any federal or state securities laws, the Company shall not take any action or permit any change to occur with respect to the Registrable Securities that would (i) adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability or pricing of such Registrable Securities in any such registration.

         2.3 AMENDMENT AND WAIVER. Any amendment or waiver of any provision under this Agreement may be effected only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.

         2.4 REMEDIES. The parties hereto acknowledge and agree that the breach of any part of this Agreement may cause irreparable harm and that monetary damages alone may be inadequate. The parties hereto therefore agree that any party shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit any party's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         2.5 CONTROLLING LAW. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Nevada, notwithstanding any Nevada or other conflict-of-law provisions to the contrary.

         2.6 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, 12 hours after being sent by facsimile or e-mail, or 72 hours after being sent by registered or certified mail, postage prepaid, as set forth below:

                  (a)      If to the Company:

                           5301 Hollister Road
                           Suite 250
                           Houston, TX 77040
                           Attention:  CEO
                           Phone:  (713) 934-3855
                           Fax:  (713) 934-8127

                           with a copy given in the manner
                           prescribed above to:







                  (b)      If to any Holder:


                           ACI Communications Holdings, Inc.
                           Frank Montelione and General Counsel
                           21621 Nordhoff Street
                           Chatsworth, CA 91311



                           with a copy given in the manner
                           prescribed above to:

                           Sonnenschein Nath & Rosenthal LLP.
                           601 S. Figueroa Street
                           Suite 1500
                           Los Angeles, CA 90017
                           Fax:  213-623-9924
                           ATTN:  Shirley E. Curfinan, Esq.

         Any party may alter the address to which communications or copies are to be sent by giving notice of such change to each of the other parties hereto in conformity with the provisions of this paragraph for the giving of notice.

         2.7 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         2.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by the parties hereto.

         2.9 CONSTRUCTION. The Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not affect its interpretation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter. The words "include" or "including" shall be deemed to be followed by "without limitation" whether or not they are followed by such phrases or words of like import. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to Section in this Agreement are to those portions of this Agreement unless otherwise specified.

         2.10 INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         2.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

         2.12 SEVERABILITY. Each and every provision set forth in this Agreement is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of this Agreement shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

                                         US DATAWORKS, INC.


                                         By:          /S/ CHARLES E. RAMEY
                                            ------------------------------------
                                                Name:   CHARLES E. RAMEY
                                                     ---------------------------
                                                Title:         CEO
                                                      --------------------------


                                         PURCHASERS


                                                     /S/ RICHARD SHAPIRO
                                         ---------------------------------------
                                         ACI Communications Holdings, Inc.
                                         ---------------------------------------

                                         ---------------------------------------